Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2018 FINANCIAL RESULTS

Strong results during peak maintenance outage quarter

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2018 net earnings of $0.68 per share; earnings before items[1] of $0.65 per share
•	Pulp and paper price improvement continues
•	$177 million of cash flow from operating activities

Fort Mill, SC, August 1, 2018 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $43 million ($0.68 per share) for the second quarter of 2018 compared to net earnings of $54 million ($0.86 per share) for the first quarter of 2018 and net earnings of $38 million ($0.61 per share) for the second quarter of 2017. Sales for the second quarter of 2018 were $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $41 million ($0.65 per share) for the second quarter of 2018 compared to earnings before items1 of $55 million ($0.87 per share) for the first quarter of 2018 and earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2017.

Second quarter 2018 items:

➢	Gain on disposal of property, plant & equipment of $3 million ($2 million after tax).

First quarter 2018 items:

➢	Litigation settlement of $2 million ($2 million after tax); and
➢	Gain on disposal of property, plant & equipment of $1 million ($1 million after tax).

Second quarter 2017 items:

➢	None.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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QUARTERLY REVIEW

“We had a solid performance in pulp and paper given the extensive scheduled maintenance outages at several facilities. Both businesses are providing us with good sales and cash flow and we are building on several important initiatives” said John D. Williams, President and Chief Executive Officer. “We continued to implement our announced price increases throughout the quarter with higher price realizations in both pulp and paper, which helped offset higher maintenance and inflation on some raw material and freight costs.”

Commenting on Personal Care, Mr. Williams added, “As expected, Personal Care results were impacted by anticipated volume reduction and continued commodity inflation. This was partially offset by strong cost savings and reduced overhead spending. We expect to improve margins towards the end of the year as the benefits of the new customer wins flow through.”

Operating income was $62 million in the second quarter of 2018 compared to operating income of $77 million in the first quarter of 2018. Depreciation and amortization totaled $79 million in the second quarter of 2018.

Operating income before items1 was $59 million in the second quarter of 2018 compared to an operating income before items1 of $78 million in the first quarter of 2018.

(In millions of dollars)	2Q 2018	1Q 2018

Sales	$1,353	$1,345
Operating income (loss)
Pulp and Paper segment	79	76
Personal Care segment	2	8
Corporate	(19)	(7)
Total operating income	62	77
Operating income before items[1]	59	78
Depreciation and amortization	79	79

The decrease in operating income in the second quarter of 2018 was the result of higher maintenance costs, higher selling, general and administrative expenses, lower volume and unfavorable productivity. These factors were partially offset by higher average selling prices for pulp and paper and lower energy costs.

When compared to the first quarter of 2018, manufactured paper shipments were down 2% and pulp shipments increased 1%. The shipments-to-production ratio for paper was 102% in the second quarter of 2018, compared to 104% in the first quarter of 2018. Paper inventories decreased by 15,000 tons, and pulp inventories decreased by 26,000 metric tons when compared to the first quarter of 2018.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $177 million and capital expenditures were $37 million, resulting in free cash flow1 of $140 million for the second quarter of 2018. Domtar’s net debt-to-total capitalization ratio1 stood at 25% at June 30, 2018 compared to 28% at March 31, 2018.

OUTLOOK

For the remainder of the year, we expect our paper shipments to trend better than market given the announced industry capacity closures. The announced price increases in paper are expected to continue to positively impact results in the second half of 2018. Pulp will benefit from lower planned maintenance costs and we expect prices will continue to trend positively. Personal Care results should improve towards the end of the year as the benefits of the new customer wins flow through. We expect moderate inflation in our costs for the second half of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2018 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2018 earnings results on November 1, 2018 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2017 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales (1)
Pulp and Paper	1,123	999	2,223	2,072
Personal Care	247	238	509	485
Total for reportable segments	1,370	1,237	2,732	2,557
Intersegment sales	(17)	(16)	(34)	(34)
Consolidated sales	1,353	1,221	2,698	2,523
Depreciation and amortization
Pulp and Paper	61	63	122	127
Personal Care	18	16	36	32
Consolidated depreciation and amortization	79	79	158	159
Operating income (loss)(2)
Pulp and Paper	79	62	155	92
Personal Care	2	13	10	29
Corporate	(19)	(13)	(26)	(21)
Consolidated operating income	62	62	139	100
Interest expense, net	16	17	32	34
Non-service components of net periodic benefit cost	(5)	(2)	(9)	(6)
Earnings before income taxes	51	47	116	72
Income tax expense	8	9	19	14
Net earnings	43	38	97	58
Per common share (in dollars)
Net earnings
Basic	0.68	0.61	1.54	0.93
Diluted	0.68	0.61	1.54	0.93
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.6	62.8	62.6
Diluted	63.2	62.7	63.1	62.7
Cash flows from operating activities	177	121	267	212
Additions to property, plant and equipment	37	37	62	71

(1)

As a result of adopting ASU 2014-09 “Revenue from Contracts with Customers,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Sales for the three and six months ended June 30, 2017 were as follows: Pulp and Paper: $999 million and $2,072 million, respectively; Personal Care: $241 million and $490 million, respectively; Intersegment sales: $(16) million and $(34) million, respectively.)

(2)

As a result of adopting ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Operating income (loss) for the three and six months ended June 30, 2017 were as follows: Pulp and Paper: $65 million and $99 million, respectively; Personal Care: $13 million and $29 million, respectively; Corporate: $(14) million and $(22) million, respectively.)

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$

Sales	1,353	1,221	2,698	2,523
Operating expenses
Cost of sales, excluding depreciation and amortization	1,096	971	2,180	2,050
Depreciation and amortization	79	79	158	159
Selling, general and administrative	118	107	228	213
Other operating (income) loss, net	(2)	2	(7)	1
	1,291	1,159	2,559	2,423
Operating income	62	62	139	100
Interest expense, net	16	17	32	34
Non-service components of net periodic benefit cost	(5)	(2)	(9)	(6)
Earnings before income taxes	51	47	116	72
Income tax expense	8	9	19	14
Net earnings	43	38	97	58
Per common share (in dollars)
Net earnings
Basic	0.68	0.61	1.54	0.93
Diluted	0.68	0.61	1.54	0.93
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.6	62.8	62.6
Diluted	63.2	62.7	63.1	62.7

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2018	2017
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	264	139
Receivables, less allowances of $6 and $7	667	704
Inventories	756	757
Prepaid expenses	35	33
Income and other taxes receivable	21	24
Total current assets	1,743	1,657
Property, plant and equipment, net	2,629	2,765
Intangible assets, net	614	633
Other assets	159	157
Total assets	5,145	5,212
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	1	—
Trade and other payables	722	716
Income and other taxes payable	29	24
Long-term debt due within one year	1	1
Total current liabilities	753	741
Long-term debt	1,103	1,129
Deferred income taxes and other	475	491
Other liabilities and deferred credits	356	368
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,977	1,969
Retained earnings	891	849
Accumulated other comprehensive loss	(411)	(336)
Total shareholders' equity	2,458	2,483
Total liabilities and shareholders' equity	5,145	5,212

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the six months ended
	June 30, 2018	June 30, 2017
	(Unaudited)
	$	$
Operating activities
Net earnings	97	58
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	158	159
Deferred income taxes and tax uncertainties	(5)	(12)
Net gains on disposals of property, plant and equipment	(4)	—
Stock-based compensation expense	5	3
Other	(1)	—
Changes in assets and liabilities
Receivables	27	11
Inventories	(10)	10
Prepaid expenses	(11)	(4)
Trade and other payables	1	(35)
Income and other taxes	9	21
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(1)	—
Other assets and other liabilities	2	1
Cash flows from operating activities	267	212
Investing activities
Additions to property, plant and equipment	(62)	(71)
Proceeds from disposals of property, plant and equipment	4	—
Other	(6)	—
Cash flows used for investing activities	(64)	(71)
Financing activities
Dividend payments	(53)	(52)
Net change in bank indebtedness	—	(12)
Change in revolving credit facility	—	(30)
Proceeds from receivables securitization facility	—	25
Repayments of receivables securitization facility	(25)	(15)
Repayments of long-term debt	—	(63)
Other	2	(1)
Cash flows used for financing activities	(76)	(148)
Net increase (decrease) in cash and cash equivalents	127	(7)
Impact of foreign exchange on cash	(2)	6
Cash and cash equivalents at beginning of period	139	125
Cash and cash equivalents at end of period	264	124
Supplemental cash flow information
Net cash payments for:
Interest	28	31
Income taxes	25	15

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2018			2017
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	97	20	38	70	(386)	(258)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	573	573
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	1	1
(+)	Litigation settlement	($)	2	—	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(2)	(3)	—	—	(3)	(8)	(11)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	(2)	—	(2)
(-)	U.S. Tax Reform	($)	—	—	—	—	—	—	(140)	(140)
(=)	Earnings before items	($)	55	41	96	20	38	65	40	163
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.9	63.2	63.1	62.8	62.7	62.9	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.87	0.65	1.52	0.32	0.61	1.03	0.64	2.60

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	97	20	38	70	(386)	(258)
(+)	Income tax expense (benefit)	($)	11	8	19	5	9	3	(142)	(125)
(+)	Interest expense, net	($)	16	16	32	17	17	16	16	66
(+)	Depreciation and amortization	($)	79	79	158	80	79	80	82	321
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	(4)	—	—	(4)	(9)	(13)
(=)	EBITDA	($)	159	143	302	122	143	165	139	569
(/)	Sales	($)	1,345	1,353	2,698	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin	(%)	12%	11%	11%	9%	12%	13%	10%	11%
	EBITDA	($)	159	143	302	122	143	165	139	569
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	2	2
(+)	Litigation settlement	($)	2	—	2	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	(2)	—	(2)
(=)	EBITDA before items	($)	161	143	304	122	143	163	141	569
(/)	Sales	($)	1,345	1,353	2,698	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin before items	(%)	12%	11%	11%	9%	12%	13%	11%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2018			2017
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	90	177	267	91	121	112	125	449
(-)	Additions to property, plant and equipment	($)	(25)	(37)	(62)	(34)	(37)	(40)	(71)	(182)
(=)	Free cash flow	($)	65	140	205	57	84	72	54	267

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	1		2	—	—	—
(+)	Long-term debt due within one year	($)	1	1		64	1	1	1
(+)	Long-term debt	($)	1,103	1,103		1,188	1,203	1,164	1,129
(=)	Debt	($)	1,104	1,105		1,254	1,204	1,165	1,130
(-)	Cash and cash equivalents	($)	(152)	(264)		(111)	(124)	(143)	(139)
(=)	Net debt	($)	952	841		1,143	1,080	1,022	991
(+)	Shareholders' equity	($)	2,493	2,458		2,685	2,770	2,886	2,483
(=)	Total capitalization	($)	3,445	3,299		3,828	3,850	3,908	3,474
	Net debt	($)	952	841		1,143	1,080	1,022	991
(/)	Total capitalization	($)	3,445	3,299		3,828	3,850	3,908	3,474
(=)	Net debt-to-total capitalization	(%)	28%	25%		30%	28%	26%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD	Q1'18	Q2'18	Q3'18	Q4'18	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	—	—	155	8	2	—	—	10	(7)	(19)	—	—	(26)	77	62	—	—	139
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	—	—	151	8	2	—	—	10	(5)	(19)	—	—	(24)	78	59	—	—	137

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	—	—	151	8	2	—	—	10	(5)	(19)	—	—	(24)	78	59	—	—	137
(+)	Non-service components of net periodic benefit cost	($)	4	6	—	—	10	—	—	—	—	—	—	(1)	—	—	(1)	4	5	—	—	9
(+)	Depreciation and amortization	($)	61	61	—	—	122	18	18	—	—	36	—	—	—	—	—	79	79	—	—	158
(=)	EBITDA before items	($)	140	143	—	—	283	26	20	—	—	46	(5)	(20)	—	—	(25)	161	143	—	—	304
(/)	Sales	($)	1,100	1,123	—	—	2,223	262	247	—	—	509	—	—	—	—	—	1,362	1,370	—	—	2,732
(=)	EBITDA margin before items	(%)	13%	13%	—	—	13%	10%	8%	—	—	9%	—	—	—	—	—	12%	10%	—	—	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	30	62	89	56	237	16	13	8	(564)	(527)	(8)	(13)	(12)	(5)	(38)	38	62	85	(513)	(328)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	—	578	578	—	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	(9)	(9)	—	—	(4)	(9)	(13)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	2	2	—	—	—	—	—	—	—	—	2	2
(=)	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237
(+)	Non-service components of net periodic benefit cost	($)	4	3	4	2	13	—	—	—	—	—	—	(1)	—	(1)	(2)	4	2	4	1	11
(+)	Depreciation and amortization	($)	64	63	63	64	254	16	16	17	18	67	—	—	—	—	—	80	79	80	82	321
(=)	EBITDA before items	($)	98	128	152	122	500	32	29	25	34	120	(8)	(14)	(14)	(15)	(51)	122	143	163	141	569
(/)	Sales	($)	1,073	999	1,054	1,090	4,216	247	238	251	260	996	—	—	—	—	—	1,320	1,237	1,305	1,350	5,212
(=)	EBITDA margin before items	(%)	9%	13%	14%	11%	12%	13%	12%	10%	13%	12%	—	—	—	—	—	9%	12%	12%	10%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2018			2017
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,100	1,123	2,223	1,073	999	1,054	1,090	4,216
Operating income	($)	76	79	155	30	62	89	56	237
Depreciation and amortization	($)	61	61	122	64	63	63	64	254
Paper
Paper Production	('000 ST)	739	739	1,478	709	715	745	724	2,893
Paper Shipments - Manufactured	('000 ST)	769	754	1,523	745	698	722	726	2,891
Communication Papers	('000 ST)	640	615	1,255	622	582	597	600	2,401
Specialty and Packaging Papers	('000 ST)	129	139	268	123	116	125	126	490
Paper Shipments - Sourced from 3rd parties	('000 ST)	28	26	54	29	26	29	25	109
Paper Shipments - Total	('000 ST)	797	780	1,577	774	724	751	751	3,000
Pulp
Pulp Shipments(a)	('000 ADMT)	374	377	751	453	383	424	462	1,722
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	4%	4%	3%	7%	5%	5%
Softwood Kraft Pulp	(%)	58%	56%	57%	67%	62%	61%	54%	61%
Fluff Pulp	(%)	38%	41%	39%	29%	35%	32%	41%	34%

Personal Care Segment
Sales	($)	262	247	509	247	238	251	260	996
Operating income (loss)	($)	8	2	10	16	13	8	(564)	(527)
Depreciation and amortization	($)	18	18	36	16	16	17	18	67
Impairment of goodwill	($)	—	—	—	—	—	—	578	578

Average Exchange Rates	$US / $CAN	1.264	1.290	1.277	1.323	1.344	1.253	1.272	1.297
	$CAN / $US	0.791	0.775	0.783	0.756	0.744	0.798	0.786	0.771
	€ / $US	1.229	1.192	1.211	1.066	1.100	1.175	1.178	1.130

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.